SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
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|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials


                          Tri-Continental Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                           Tri-Continental Corporation
                         an investment you can live with

                                                                   April 5, 2006
Dear Valued Stockholder,

      As you may know, a group of Hedge Funds led by Western Investment Hedged Partners is attempting to install its own nominees on Tri-Continental's board of directors at the upcoming 76th Annual Meeting of Stockholders, scheduled for May 4, 2006. This is an attempt by a group of Hedge Funds to take control of your long-term investment for their short-term gain. The Hedge Fund Group solicitation is not endorsed by Tri-Continental or your Board of Directors.

      Early last month, the Western Investment Hedge Fund Group, in order to further their own agenda, demanded that Tri-Continental provide it with your personal information including your name, address, and details about your shareholdings. We resisted this demand to the fullest extent possible but were ultimately ordered by a New York court to provide the information. We apologize for any inconvenience this may cause you. Although we will not provide the Hedge Fund Group with your telephone number, they will probably obtain it from other sources. As a consequence, you will likely be receiving phone calls and mailings from the Hedge Fund Group (or its solicitation firm, Innisfree M&A, Inc.) as it attempts to advance its short-sighted goal of open-ending or liquidating Tri-Continental.

      Your Board of Directors strongly opposes both (i) the Hedge Fund Group's attempt to replace three experienced Directors of Tri-Continental and (ii) the cumulative voting stockholder proposal that is supported by the Western Investment Hedge Fund Group. We recently mailed you proxy material in which your Board of Directors recommended that you use the White Proxy Card to:

      o Vote "FOR" the re-election of three experienced Directors: General John R. Galvin, Mr. William C. Morris, and Mr. Robert L. Shafer;

      o Vote "FOR" the ratification of the selection of Deloitte & Touche LLP as independent auditors of Tri-Continental for 2006; and

      o Vote "AGAINST" the proposal recommending that the Board take steps to provide for cumulative voting in the election of directors of the Corporation.

      It is important to keep in mind that the goal of the Hedge Fund Group is to make a quick trading profit despite the resulting detriment to Tri-Continental and its long-term investors. The interests of the Hedge Fund group are not aligned with those of long-term investors in Tri-Continental. We believe that the Hedge Funds do not have any significant interest in the performance of Tri-Continental because they are using sophisticated derivative strategies to minimize the market risk to their holdings. In addition, you should know that the proxy statement being used by the Hedge Funds contains a number of false and misleading statements and material omissions. We have brought these to the attention of the Hedge Funds who, as of yet, have not corrected such items.

      We urge you to support Tri-Continental by completing, signing and dating our enclosed White Proxy Card and promptly mailing it in the enclosed postage-paid envelope. Please do not sign or return the Gold proxy card sent to you by the Western Investment Hedge Fund Group or its associates. If you have already returned a Gold Proxy Card from the Western Investment Hedge Fund Group and wish to vote according to the recommendations of your Board of Directors, please return a currently dated White Proxy Card. You should return a new, currently dated White Proxy Card even if you have previously voted.

      Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote FOR your Board's nominees and AGAINST the cumulative voting proposal.

Sincerely,

/s/ William C. Morris                                /s/ Brian T. Zino

William C. Morris                                    Brian T. Zino
Chairman                                             President

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  If you have questions or need assistance in voting your shares, please call:

                          Georgeson [LOGO] Shareholder

                           17 State Street, 10th Floor
                               New York, NY 10004

                           (888) 219-8293 (Toll Free)
                     Banks and Brokerage Firms please call:
                                 (212) 440-9800
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